UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 08, 2022

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 8, 2022, Excelerate Energy, Inc. (the “Company”) announced that its Board of Directors (the “Board”) declared a quarterly cash dividend, with respect to the quarter ended September 30, 2022, of $0.025 per share of Class A common stock. The dividend is payable on December 14, 2022, to Class A common stockholders of record as of the close of business on November 22, 2022. The Company also announced that Excelerate Energy Limited Partnership, the Company’s operating subsidiary, will make a corresponding distribution of $0.025 per interest to holders of its Class B limited partnership interests on the same date of the dividend payment.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Excelerate Energy, Inc. Press Release dated November 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date:	November 8, 2022	By:	/s/ Dana Armstrong
Dana Armstrong Executive Vice President and Chief Financial Officer (Principal Financial Officer)